UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2016 (August 8, 2016)

Inspyr Therapeutics, Inc.

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 5.02 of this Current Report on Form 8-K regarding the issuance of an inducement grant in the form of an option to purchase shares of Inspyr Therapeutics, Inc. (the “Company”) common stock, par value $0.0001 (“Common Stock”) to Ronald Shazer, MD, in connection with his employment, is incorporated by reference.  The inducement grant is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Ronald Shazer, MD, as Chief Medical Officer and Senior Vice President.

On August 8, 2016, the Company announced that effective August 8, 2016 (“Effective Date”), Ronald Shazer, MD, has been appointed Chief Medical Officer and Senior Vice President.

Ronald Shazer, MD, MBA, age 48, most recently served as Chief Medical Officer of Tracon Pharmaceuticals, Inc. (Nasdaq – TCON), from October 2015 until August 2016. Prior to that, Dr. Shazer was Senior Director, Clinical Lead Oncology at Pfizer, Inc. (NYSE – PFE) from September 2013 to September 2015. From August 2011 to August 2013, Dr. Shazer was Director, Clinical Research Oncology at Bristol-Myers Squibb (NYSE – BMY).  From December 2010 to August 2011 Dr. Shazer was Head of Clinical Development at Arena Pharmaceuticals, Inc. (Nasdaq – ARNA) and Director of Clinical Development from February 2009 to December 2010. From March 2007 to January 2009, Dr. Shazer was Director, Clinical Research at Exelixis, Inc. (Nasdaq – EXEL). Prior to that, Dr. Shazer held academic positions in the Department of Medicine at the University of California, San Diego, University of California, Los Angeles School of Medicine, and Cedars-Sinai Medical Center. Dr. Shazer earned his B.A. in Economics from the University of California, San Diego, and his M.D. from the New York Medical College, and M.B.A from the Anderson School of Management, University of California, Los Angeles. He completed his residency in internal medicine at Cedars-Sinai Medical Center in 2004.

There is no arrangement or understanding between Dr. Shazer and any other person pursuant to which Dr. Shazer was selected as an officer. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Dr. Shazer has a direct or indirect material interest. There are no family relationships between Dr. Shazer and any of the directors or officers of the Company or any of its subsidiaries.

Employment Related Contracts

On August 8, 2016, in connection with Dr. Shazer’s employment, we entered into an at-will employment agreement (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. Shazer will receive a base salary of $350,000 (“Base Salary”). In the event that the Company receives $25,000,000 in proceeds from one or more series of transactions (“Funding Requirement”) then commencing the year after the Funding Requirement is achieved, Dr. Shazer will also be eligible to receive an annual bonus of up to 30% of his Base Salary, in cash or securities at the discretion of the Company’s board of directors (“Board”), based on the Company’s and Dr. Shazer’s performance. Also, commencing a year after the Effective Date, Dr. Shazer will be eligible to receive an annual market based stock option grant at the discretion of the Board. In addition, as an inducement to Dr. Shazer’s employment, we issued him an inducement option to purchase 974,097 shares of Common Stock (“Inducement Option”) on August 9, 2016 (“Grant Date”). The Inducement Option has an exercise price of $$0.15 per share, a term of seven (7) years, and vests as follows: (i) 25% vests monthly over a one-year period commencing on the Effective Date and (ii) 75% vests upon time and milestones to be mutually agreed upon by Dr. Shazer and the Board (or a committee thereof). Notwithstanding the foregoing, if the Company receives gross proceeds of $10,000,000 in the initial 12 month period from the Effective Date (“Qualifying Financing”) and the securities are sold in such Qualifying Financing at a price per share less than the exercise price of the Inducement Option, then the number of shares underlying the Inducement Option will be increased by such number of shares as required to make the Inducement Option equal to the same percentage of ownership of the Company that it represented immediately prior to such Qualifying Financing.

In addition, pursuant to the Employment Agreement, upon the first patient in a multicenter Phase 2 clinical trial being dosed, Dr. Shazer will receive a one-time bonus of 200,000 restricted stock units, which shall be fully vested upon the grant date.

Moreover, if the Company terminates Dr. Shazer’s employment without Cause or Dr. Shazer resigns with Good Reason, as each term is defined in the Employment Agreement, Dr. Shazer will be eligible to receive: the payment of his accrued but unpaid Base Salary, any unpaid or unreimbursed expenses, any accrued but unused vacation through the date of termination and the acceleration of vesting of all outstanding equity awards and grants held by Dr. Shazer through the end of the Severance Term (as defined in the Employment Agreement). Additionally, if the Company terminates Dr. Shazer’s employment without Cause or Dr. Shazer resigns with Good Reason, as each term is defined in the Employment Agreement, and the Funding Requirement has been met and Dr. Shazer has been employed for at least six (6) months, he will be eligible to receive the continued payment of his Base Salary for (i) 6 months following the termination date if termination occurs within 12 months of the Effective Date or (ii) 12 months following the termination date if termination occurs within after 12 months of the Effective Date (collectively, the “Severance Benefits”). Further, if within 12 months following a Sale Event (as defined in the Company’s Inducement Plan) Dr. Shazer’s employment is (a) terminated by the Company for any reason (other than as a result of his death or disability or a with Cause termination) or (b) terminated by Dr. Shazer with Good Reason, then Dr. Shazer will be eligible to receive, in lieu of the Severance Benefits: (i) 12 months of Base Salary, (ii) acceleration of the vesting of 100% of Dr. Shazer’s then outstanding unvested equity awards and (iii) payment of a pro rata portion of Dr. Shazer’s target annual bonus for the year in which the termination of employment occurs.

In connection with his employment, Dr. Shazer also entered into a confidential information and invention assignment agreement (“Assignment Agreement”) governing the ownership of any inventions and confidential information. Dr. Shazer also entered into the Company’s standard indemnification agreement which is entered into by the Company’s officers and directors.

The foregoing summary of certain terms of the Employment Agreement and Assignment Agreement are qualified in their entirety by the terms of the Employment Agreement and Assignment Agreement, which are attached to this report as Exhibits 10.01 and 10.02, respectively.

On August 8, 2016, the Company issued a press release announcing Dr. Shazer’s appointment, which is attached to this report as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.01 10.02	Ronald Shazer Employment Agreement Confidential Information and Invention Assignment Agreement
99.01	Press Release dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2016

GenSpera, Inc.

By:	/s/ Christopher Lowe
Christopher Lowe Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01 10.02 99.01	Ronald Shazer Employment Agreement Confidential Information and Invention Assignment Agreement Press Release dated August 8, 2016